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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

February 23, 2004

Yellow Roadway Corporation
10990 Roe Avenue
Overland Park, Kansas 66211

Ladies and Gentlemen:

     We have acted as counsel to Yellow Roadway Corporation, a Delaware corporation (the "Company"), and the subsidiaries listed on Schedule I hereto (collectively, the "Guarantors" and, together with the Company, the "Registrants") in connection with the registration under the Securities Act of 1933 of $250,000,000 principal amount of the Registrant's 5.0% Contingent Convertible Senior Notes due 2023 (the "Notes"), the guarantees of the Guarantors with respect to the Notes (the "Guarantees") and 6,371,050 shares of the Registrant's common stock, par value $1.00 per share, which are issuable on conversion of the Notes (the "Shares"), as described in the Registrants' Registration Statement on Form S-3, Reg. No. 333-109896, as amended, filed with the Securities and Exchange Commission with respect to the Notes, the Guarantees and the Shares (the "Registration Statement").

     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Notes and Guarantees have been validly issued and the Shares, when issued on conversion of Notes in accordance with the terms of the Notes and the Indenture, dated as of August 8, 2003 (the "Indenture"), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York and applicable provisions of, respectively,

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Yellow Roadway Corporation
February 23, 2004
Page 2

the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. To the extent that any of the Guarantors are incorporated under the laws of another jurisdiction, we have assumed the following: (i) that such Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation; (ii) that each of the Indenture and the Guarantees have been duly authorized by it, the Indenture has been duly executed by it and it has full corporate power and authority to enter into each of such agreements; and
(iii) no consent, approval, authorization or order of any court or governmental agency or body of its state of incorporation is required of it for the consummation of the transactions contemplated by the Indenture or Guarantees.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Fulbright & Jaworski L.L.P.

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                                   Schedule I

                                                              Jurisdiction of
                                                              ---------------
       Name of Subsidiary                                      Incorporation
       ------------------                                      -------------

       Yellow Transportation, Inc. .......................        Indiana
       Yellow Technologies, Inc. .........................        Delaware
       Mission Supply Company ............................         Kansas
       Yellow Relocation Services, Inc. ..................         Kansas
       Meridian IQ, Inc. .................................        Delaware
       Yellow GPS, LLC ...................................        Delaware
       Globe.com Lines, Inc. .............................        Delaware
       Roadway LLC .......................................        Delaware
       Roadway Express, Inc. .............................        Delaware
       Roadway Next Day Corporation ......................      Pennsylvania